UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2010

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-145897	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7170 Glover Road, Milner, British Columbia V0X 1T0
(Address of principal executive offices) (Zip Code)
(604) 888-0420
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On February 25, 2010, we issued 250,000 units in a private placement, raising gross proceeds of $200,000, or $0.80 per unit.  Each unit consists of one common share in the capital of our company and one non-transferable common share purchase warrant.  Each whole common share purchase warrant non-transferable shall entitle the holder thereof to purchase one share of common stock in the capital of our company, for a period of twenty-four months commencing from the closing, at a purchase price of $1.08 per warrant share for the first twelve months and at a price of $1.20 thereafter.

We issued all of the securities to one (1) non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

10.1	Form of Subscription Agreement

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN BARNS FOODS INC.

/s/ Jacob Benne
Jacob Benne
President and Director

Date:  March 1, 2010

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